EXHIBIT B

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the undersigned agree to the joint filing on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the Common Stock of Bionano Genomics, Inc. and further agree that this agreement be included as an exhibit to such filing. Each party to the agreement expressly authorizes each other party to file on its behalf any and all amendments to such statement. Each party to this agreement agrees that this joint filing agreement may be signed in counterparts.

In evidence whereof, the undersigned have caused this Agreement to be executed on their behalf this 7th day of June, 2019.

LC FUND VI, L.P.		LC PARALLEL FUND VI, L.P.

By:	/s/ Chen Hao	By:	/s/ Chen Hao
	Name: Chen Hao		Name: Chen Hao
	Title: Managing Director		Title: Managing Director

LC HEALTHCARE FUND I, L.P.		LEGEND CAPITAL

By:	/s/ Wang Junfeng	By:	/s/ Chen Hao
	Name: Wang Junfeng		Name: Chen Hao
	Title: Managing Director		Title: Chief Executive Officer

LEGEND HOLDINGS		ROSY SHINE LIMITED

By:	/s/ Liu Chuanzhi	By:	/s/ Ouyang Hao
	Name: Liu Chuanzhi		Name: Ouyang Hao
	Title: Chairman of the Board		Title: Managing Director

/s/ Junfeng Wang	/s/ Quan Zhou
JUNFENG WANG	QUAN ZHOU

/s/ Linan Zhu	/s/ Hao Chen
LINAN ZHU	HAO CHEN

/s/ Nengguang Wang
NENGGUANG WANG